SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             [Amendment No. ______]

Filed by Registrant _X_

Filed by a Party other than the Registrant  __

            Check the appropriate box:

____     Preliminary Proxy Statement

____     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

_X__     Definitive Proxy Statement

____     Definitive Additional Materials

____     Soliciting Material Pursuant to Sec. 240.14a-11(c) or  Sec. 240.14a-12

                              Medix Resources, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Medix Resources, Inc.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

_X_     No fee required.


____    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)     Title of each class of securities to which transaction applies:

         2)     Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth amount on which filing fee is calculated and state how it was determined.

         4)     Proposed maximum aggregate value of transaction:

                -------------------------------------------------------------
         5)     Total fee paid:


____     Fee paid previously with preliminary materials.

____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                              MEDIX RESOURCES, INC.
                        7100 E. Belleview Ave., Suite 301
                            Englewood, Colorado 80111

                                 (303) 741-2045

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                           TO BE HELD ON JULY 26, 2000

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Medix Resources, Inc., a Colorado corporation (the "Company"), will be held at 180 Tices Lane, East Brunswick, New Jersey, on Wednesday, July 26, 2000 at 9:30 a.m., local time, for the following purposes:

         1. To elect five (5) members to the Company's six-person Board of Directors, who will serve staggered terms of 3, 2 and 1 year(s), as provided in the attached Proxy Statement, and until their successors are duly elected and qualified;

         2. To ratify and approve the Board of Directors' adoption of the Company's 1999 Stock Option Plan, authorizing the grant of options covering up to 10 million shares of the Company's common stock; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments(s) thereof.

      The Board of Directors has fixed the close of business on June 2, 2000, as the record date (the "Record Date") for determining the Shareholders entitled to receive notice of, and to vote at, the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available, upon written demand, for inspection during normal business hours by any shareholder of the Company prior to the Annual Meeting, for a proper purpose, at the Company's offices located at the address set forth above. Only shareholders of record on the record date are entitled to notice of, and to vote at, the Annual Meeting and any and all adjournments or postponements thereof.

      A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999, a Proxy Statement and a proxy card accompany this notice. These materials will be sent to shareholders on or about June 16, 2000.

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER HAS PREVIOUSLY RETURNED A PROXY CARD.

                                          By Order of the Board of Directors

                                             Patricia A. Minicucci
                                             Corporation Secretary

Englewood, Colorado
June 16, 2000

                              MEDIX RESOURCES, INC.
                        7100 E. Belleview Ave., Suite 301
                            Englewood, Colorado 80111

                                 (303) 741-2045

                        ---------------------------------
                                 PROXY STATEMENT
                        ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 26, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of Medix Resources, Inc., a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on July 26, 2000, at 9:30 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's office at 180 Tices Lane, East Brunswick, New Jersey. The telephone number of that office is (732) 937-5050. These proxy solicitation materials were mailed on or about June 16, 2000 to all Shareholders listed in the Shareholder records of the Company as of the Record Date (as that term is defined below). The Company will bear the cost of this solicitation.

Record Date and Share Ownership

      Shareholders of record at the close of business on June 2, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, 43,584,446 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), were outstanding. Shareholders holding at least one-third of all shares of Common Stock represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

 Revocability of Proxies

      Any Proxy given pursuant to this solicitation may be revoked by the person or entity giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy Card bearing a later date or by attending the Annual Meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the Shareholder appointing the proxy if the Secretary or other officer or agent of the Company who is authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises his authority under the appointment.

Voting and Solicitation

      Each outstanding share of Common Stock shall be entitled to one (1) vote on each matter submitted to a vote at the Annual Meeting. Assuming a quorum is present, those candidates receiving the most votes shall be elected as directors of the Company. The ratification and approval of the Company's 1999 Stock Option Plan, authorizing the grant of options covering up 10 million shares of the Company's common stock, will be approved by the shareholders if the proposal receives a majority of the total votes cast in person or by proxy, assuming a quorum is present. Where brokers have not received any instructions from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on non-routine matters. The absence of votes on non-routine matters are "broker non-votes." Abstentions and broker non-votes shall be counted towards the presence of a quorum. However, they will not be counted and will have no effect in the election of directors. In voting on the Company's 1999 Stock Option Plan, abstentions will have the effect of "no" votes, and broker non-votes will not be counted as votes cast.

      The principal executive offices of the Company are located at 7100 E. Belleview Ave., Suite 301, Englewood, Colorado 80111. In addition to the use of the mails, proxies may be solicited personally, by telephone or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares of the Company's Common Stock in their names or in the names of their nominees, for their reasonable expenses in forwarding proxy solicitation materials to the beneficial owners. The Company may retain the services of a professional proxy solicitation firm, in which case the Company will pay such firm its standard fees for such services and reimburse such firm for its out-of-pocket expenses.

Matters to Be Brought Before the Annual Meeting

      The matters to be brought before the Annual Meeting include: (1) the election of five (5) members of the Company's Board of Directors; (2) the ratification and approval of the Board of Directors' adoption of the Company's 1999 Stock Option Plan, authorizing the grant of options covering up 10 million shares of the Company's common stock; and (3) the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Deadline for Receipt of Shareholder Proposals for Next Annual Meeting

      Shareholders of the Company who intend to present proposals at the Company's 2001 Annual Meeting of Shareholders must deliver such proposals to the Company no later than January 31, 2001 in order to be included in the Proxy Statement and form of Proxy relating to the 2001 Annual Meeting of Shareholders.

                              ELECTION OF DIRECTORS

Nominees

      The Company's Board of Directors currently consists of six directors. Pursuant to the Company's Articles of Incorporation, whenever the Company's Board consists of six or more members, the Company's Board of Directors shall be classified into three classes as nearly equal in number as possible. Because five of the Company's directors have been elected by the Board of Directors to fill vacancies on the Board of Directors since the last Annual Meeting, five directors will be elected at the upcoming Annual Meeting. The Board of Directors has nominated the current directors to fill these five Board positions. The Board of Directors recommends that the Shareholders vote "FOR" the director nominees listed below. Unless otherwise instructed, the proxy holder will vote the proxies received by him for management's five nominees, as listed below. Because of the Company's staggered Board of Directors, two directors will be elected for terms of three and two years, respectively, and one director will be elected to a term of one year. Mr. John R. Prufeta holds the other director position, the term for which ends in 2001. Therefore, Messrs. John T. Lane and Dr. David Skinner will be elected for three-year terms, Messrs. David R. Pfeil and Samuel H. Havens will be elected for two-year terms, and Ms. Joan E. Herman will be elected for a one-year term. At the next Annual Meeting, unless a vacancy on the Board is filled during the year, only two directors will be elected for a three-year term each.

      In the event any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the end of his or her respective term as stated above, and until such person's successor has been elected and qualified.

      The nominees are as follows:

      Name                                               Position With the Company                           Age
      ----                                               -------------------------                           ---
      Samuel H. Havens(2)(3)(4)                                  Director                                    56
      Joan E. Herman(2)(4)                                       Director                                    47
      John T. Lane(1)(3)(4)                           Director; Chairman of the Board                        57
      David R Pfeil                       Director; President and COO of Cymedix Lynx Corporation            41
      Dr. David B. Skinner(1)(2)                                 Director                                    64

      --------------------
      (1)  Member of the Executive Committee
      (2)  Member of the Audit Committee
      (3)  Member of the Nomination Committee
      (4)  Member of the Compensation Committee

Biographical Information.

      Samuel H. Havens. Prior to his retirement in 1996, Mr. Havens served as President of Prudential Healthcare for five years. He had begun his career with The Prudential Insurance Company as a group sales representative in 1965, and served in various posts in Prudential healthcare operations over three decades. Since retiring, Mr. Havens has served on the Board and as a consultant to various healthcare organizations. He is a member of the Board of Advisors of Temple Law School and the Editorial Board of Managed Care Quarterly. Havens completed the Executive Program in Business Administration at Columbia University. He holds a JD degree from Temple Law School, a CLU from the American College of Life Underwriters, and a BA degree from Hamilton College.

      Joan E. Herman.. Ms Herman is the Group President of WellPoint's Senior, Specialty, and State Sponsored Programs division and is responsible for the Company's Dental, Life & AD&D, Pharmacy, Behavioral Health, Workers' Compensation Managed Care Services, Senior Services, and Disability businesses. She is also responsible for WellPoint's State Sponsored Programs, which include MediCal and Healthy Families. In 1999, a Wellpoint affiliate entered into an agreement with the Company to implement a pilot program for the introduction of Cymedix(R) software to healthcare providers identified by such affiliate. Ms. Herman serves on the Company's Board of Directors pursuant to the terms of that agreement. Prior to joining WellPoint in 1998, Ms. Herman was the senior vice president, Strategic Development and senior vice president, Group Insurance for Phoenix Home Life Mutual Insurance Company. Ms. Herman has served as chairman of the board of Leadership Greater Hartford and been a member of the board of directors of the American Academy of Actuaries, the American Leadership Forum, the Hartford Ballet, the Greater Hartford Arts Council, and the Children's Fund of Connecticut. She is a member of the American Academy of Actuaries Health Practice Council and a Fellow of the Society of Actuaries. Ms. Herman holds an MA in Mathematics from Yale University, an MBA from Western New England College, and an A.B. in mathematics from Barnard College.

     John T. Lane. Prior to his retirement from J.P. Morgan & Company in 1994, Mr. Lane was head of that firm's U.S. Private Clients Group. He also served as Chairman of J.P. Morgan, Florida; a Director of Morgan Shareholder Services, J.P. Morgan of California, and Morgan Futures; and a member of the firm's Credit Policy committee. Earlier, he held a number of positions in the J. P. Morgan organization, which he joined in 1968. Since retiring from J.P. Morgan, Lane has served as a consultant to various organizations. Mr. Lane currently serves or the Boards of Acme Metals Incorporated and Biospecifics Technologies Corp., whose common shares are publicly traded. Mr. Lane holds an MBA degree from the University of Michigan, and a BA degree from Dartmouth College.

      David R. Pfeil In addition to his current duties as President and COO of our Cymedix, subsidiary, Mr Pfeil has acted as Chief Technology Officer for Medix Resources, Inc. since April 1999. He has 20 years of senior management experience in healthcare automation and information systems. In 1981, he founded Dezine Healthcare Solutions (Dezine), a software company with separate divisions for healthcare and engineering design. Mr. Pfeil successfully completed the sale of Dezine to Blue Cross Blue Shield of South Carolina in 1997. In 1997, he organized Arrow Professional Enterprises (Arrow), a health care automation consulting company, and Automated Design Concepts, Inc. (ADC), an internet based health care integration software company that was sold to us in 2000. Arrow provides health care professionals with technical expertise in evaluating and implementing information systems and strategies. He worked for Arrow and ADC until he joined us as an employee in early 2000. Mr. Pfeil holds a BS degree in Mechanical Engineering from Lehigh University, and a MS in Mechanical Engineering from the University of Minnesota.

      Dr. David B. Skinner. Dr. Skinner is President Emeritus of the NewYork-Presbyterian Hospital and the NewYork-Presbyterian Healthcare System. He was Vice Chairman/President and CEO of the Society of the New York Hospital and its Healthcare System and subsequently of the merged institution for 13 years. He is also a professor of cardiothoracic surgery and surgery at the Weill
Medical College of Cornell University, professor of surgery at Columbia University College of Physicians and Surgeons, and an attending surgeon at NewYork Presbyterian Hospital. He was professor of surgery at Johns Hopkins University School of Medicine from 1968 to 1972, and professor and chairman of surgery at the University of Chicago, Pritzker School of Medicine from 1973 to 1987. Dr. Skinner has been awarded numerous honorary degrees, faculty appointments, corporate directorships, and domestic and international honors, awards, and prizes. Dr. Skinner holds a BA degree, with high distinction, from the University of Rochester and an MD degree, cum laude, from Yale University.

Board Meetings in 1999

      The Board of Directors of the Company held a total of six meetings during the year ended December 31, 1999, and signed three Unanimous Written Consents in lieu of a meeting. During 1999, all members of the Company's Board of Directors attended over 75% of the meetings of the Board of Directors that occurred while they were directors, except Charles Powell, a former director, who missed both meetings while he was a director, and Dr. David B. Skinner, who missed the only meeting held during 1999 while he was a director. The committees of the Board of Directors identified above were not activated until the current year. The Nominating Committee will consider Board nominee suggestions from our shareholders. Any such suggestions in connection with the 2001 Annual Meeting should be made to the Committee in writing on or before January 31, 2001.

Directors Compensation

      In the last quarter of 1999, the Board of Directors adopted the following compensation schedule for non-employee directors, $1,000 for attending each regular quarterly Board meeting, and $250 for attending each special Board. The Board of Directors has also authorized payment of reasonable travel or other out-of-pocket expenses incurred by directors for attending Board or committee meetings. During 1999, former directors Mr. Charles Powell, Dr. Brian McLean and Mr. Thomas Oberle were paid $500, $250 and $750, respectively, for their services as directors. During 1999, current directors Mr. Samuel Havens, Dr. David Skinner and Mr. John Lane were each paid $250 for their services to the Company as directors. From time to time, the Board of Directors grant non-employee directors options to acquire shares of Common Stock as compensation for their services to the Company as directors. During 1999, former directors Mr. Oberle, Mr. Joel Newman, Mr. Douglas Stahl and Dr. McLean each received options covering 250,000 shares of Common Stock, and Messrs Havens, Skinner and Lane each received options covering 200,000 shares of Common Stock. During 1999, the Company paid Mr. Havens $6,000 in fees for consulting services.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE `FOR' EACH OF THE ABOVE NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE REQUIRED TO ELECT EACH DIRECTOR.

                               EXECUTIVE OFFICERS

            The following table sets forth the (i) the names of the current executive officers of the Company, (ii) their ages, and (iii) the capacities in which they serve the Company. All of the Company's executive officers devote full-time to the Company's business and affairs.

      Name                                 Age                         Position(s) With the Company
      ----                                 ---                         ----------------------------
      John R. Prufeta                      39                      President and Chief Executive Officer

      David R Pfeil                        41                  President and COO of Cymedix Lynx Corporation

      Patricia A. Minicucci                50                      Executive Vice President,  Operations

      Michael W. Knepper                   36                 Senior Vice President, Mergers and Acquisitions

      Brian R. Ellacott                    43                  Senior Vice President, Business  Development


Executive Officers Biographical Information

     John R. Prufeta. Mr. Prufeta joined the Company as a full time employee and as its President and Chief Executive Officer on March 1, 2000. Mr. Prufeta also is the Chairman of the Board of the Company's Cymedix Lynx subsidiary. He had been appointed to the position of Chief Executive Officer while a consultant to the Company in October 1999. Prior to that he was the Managing General Partner of The Creative Group, Creative Health Concepts, and TCG Development, and the President and Chief Executive Officer of Creative Management Strategies, Inc. for over 11 years. Those affiliated companies cover a wide spectrum of services within the healthcare industry. He was elected to the Company's Board of Directors in April 1999. A 1983 graduate of St. John's University with a B.S. in management, Mr. Prufeta graduated from the Executive Program, OPM at Harvard University, Graduate School of Business.

      David R. Pfeil. In addition to his current duties as President and COO of our Cymedix(R) subsidiary, Mr Pfeil has acted as Chief Technology Officer for Medix Resources, Inc. since April 1999. He has 20 years of senior management experience in healthcare automation and information systems. In 1981, he founded Dezine Healthcare Solutions (Dezine), a software company with separate divisions for healthcare and engineering design. Mr. Pfeil successfully completed the sale of Dezine to Blue Cross Blue Shield of South Carolina in 1997. In 1997, he organized Arrow Professional Enterprises (Arrow), a health care automation consulting company, and Automated Design Concepts, Inc. (ADC), an internet based health care integration software company that was sold to us in 2000. Arrow provides health care professionals with technical expertise in evaluating and implementing information systems and strategies. He worked for Arrow and ADC until he joined us as an employee in early 2000. Mr. Pfeil holds a BS degree in Mechanical Engineering from Lehigh University, and a MS in Mechanical Engineering from the University of Minnesota.

      Patricia A. Minicucci In March 2000, Ms. Minicucci joined the Company as Executive Vice President, Operations. Prior to joining Medix's staff, Ms. Minicucci served as executive vice president and a principal of Creative Health Concepts. In 1995, she founded and was chief executive officer of Practice Paradigms, an organization serving primary care physicians. Prior to founding Practice Paradigms, Minicucci was senior vice president-managed care with Empire Blue Cross Blue Shield and, before that, president-employee benefits division with Washington National Corporation. Ms. Minicucci began her career in healthcare at CIGNA Corporation where she held numerous positions, including president-South Central Division, CIGNA Healthplan Inc.; vice president-human resources division, Employee Benefits Group; vice president-human resources department, Group Insurance Division; and regional vice president-field claim operations, Group Insurance Division. She holds a B.A. in History from Russell Sage College.

     Michael W. Knepper. In March 2000, Mr. Knepper joined the Company as Senior Vice President, Mergers and Acquisitions. From 1997 to 1999, Mr. Knepper served as vice president of health technology research for Punk, Ziegel & Co. Mr. Knepper was responsible for re-building the firm's healthcare technology investment franchise. Prior to joining Punk, Ziegel in 1997, he was a research analyst at Volpe Brown Whelan & Co. in San Francisco. Earlier, Mr. Knepper held positions as senior software engineer at TRW; product support engineer at Verdix Corporation; and software engineer at Honeywell Federal Systems. He holds an MBA in Finance from Columbia University and an AB in Computer Science from Brown University.

     Brian R. Ellacott In March 2000, Mr. Ellacott joined the Company as Senior Vice President, Business Development. Mr. Ellacott served as president of Cosmetic Surgery Consultants from November 1998 until March 2000, when he joined Medix Resources, Inc. From 1996 to 1998 he was executive vice president of Alignis Inc., an alternative healthcare PPO. Before that, he was president-Bibb Hospitality (Atlanta) for The Bibb Company. Mr. Ellacott began his career in healthcare at Baxter International/American Hospital Supply where he held numerous positions, including director of national accounts (Chicago); director of marketing (Australia); director of marketing (Canada); systems manager (Canada); regional manager (British Columbia); and product manager (hospital products). He holds a B.A. in Business Administration, with Honors, from Wilfrid Laurier University (Waterloo, Canada).

Executive Officer Compensation

     Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three years ended December 31, 1999, awarded or paid to, or earned by, John P. Yeros, John R. Prufeta, David R. Pfeil and David Kinsella (the "Named Officers"). No officer or employee of the Company other than these four earned an annual salary and bonus exceeding $100,000 in 1999.

                                                                                                           Long-Term
                                                                                                         Compensation
                                                                                                       -----------------
                                                                                                          Securities
                                                                     Annual Compensation                  Underlying
                                                            --------------------------------------     Options/Warrants
      Name and Principal Position         Fiscal Year       Salary           Bonus           Other         (Shares)
      ---------------------------         -----------       ------           -----           -----     -----------------
      John P. Yeros                          1999          $199,650            0              (2)          1,250,000
      Former President and CEO(1)            1998          $180,442            0                             500,000
                                             1997          $142,272         $15,000                        1,259,768 (3)
      John R. Prufeta                        1999          $171,000 (4)                                      925,000 (4)
      President and CEO

      David R. Pfeil                         1999          $287,000 (5)                                      800,000
      President and COO
      of Company Subsidiary

      David Kinsella(6)                      1999           $88,462       $30,000                            450,000
      Secretary and Controller               1998           $77,692            0                             110,000
                                             1997           $23,000            0                              50,000

      ------------
      (1) Mr. Yeros resigned as Chief Executive Officer on October 14, 1999, and as President, Chairman of the Board and a Director on March 1, 2000.

      (2) Other annual compensation is made up of automobile allowances, and disability and health insurance premiums, in amounts less than 10% of the officer's annual salary plus bonus.

      (3) In August 1997, options and warrants covering 736,313 shares of Common Stock granted to Mr. Yeros in prior years, and 273,455 shares of Common Stock granted to him earlier in 1997, were re-priced to an exercise price of $0.25 per share, the then market price of a share of the Company's Common Stock. In addition, Mr. Yeros was granted new options covering 250,000 shares at an exercise price of $0.25 per share.

      (4) During 1999, Mr. Prufeta served as a consultant to the Company pursuant to a consulting agreement between the Company and his employer, Creative Management Strategies, Inc., which company was paid or accrued the amount shown above and received options to purchase 25,000 shares of Common Stock, included in the amount shown.

      (5)  During  1999,  we  paid  two  companies  affiliated  with  Mr.  Pfeil approximately $135,000 for Mr. Pfeil's services, approximately $36,000 for travel related expenses and approximately $113,000 for software development and web-site hosting and development services and purchase of computer equipment. As of December 31, 1999 we owe the two affiliated companies approximately $3,000.

     (6) Mr. Kinsella resigned from his positions and employment with the Company, effective April 7, 2000.

      Stock Option Awards. In 1996, we adopted our 1996 Stock Incentive Plan (the " 1996 Plan"). Such Plan could only grant non-qualified stock options, as described below. In August 1999, our Board of Directors approved and authorized our 1999 Stock Option Plan (the "1999 Plan"), which is intended to grant either non-qualified stock options or incentive stock options, as described below.
However, the 1999 Plan has yet to be approved by our stockholders, which approval is being sought at Meeting of Shareholders in connection to which this Proxy Statement has been distributed. The purpose of the either Plan is to enable our company to provide opportunities for certain officers and key employees to acquire a proprietary interest in our company, to increase incentives for such persons to contribute to our performance and further success, and to attract and retain individuals with exceptional business, managerial and administrative talents, who will contribute to our progress, growth and profitability. As of June 2, 2000, we had issued 2,996,234 shares of our Common Stock upon exercise of options and warrants to current or former employees and directors, and have 7,044,643 shares currently covered by outstanding options and warrants held by current or former employees and directors, with exercise prices ranging form $.19 to $4.97.

      Options granted under our 1999 Plan include both incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQOs"). Under the terms of the Plan, all officers and employees of our company are eligible for ISOs. Our company determines in its discretion, which persons will receive ISOs, the applicable exercise price, vesting provisions and the exercise term thereof. The terms and conditions of option grants differ from optionee to optionee and are set forth in the optionees' individual stock option agreement. Such options generally vest over a period of one or more years and expire after up to ten years. In order to qualify for certain preferential treatment under the Code, ISOs must satisfy the statutory requirements thereof. Options that fail to satisfy those requirements will be deemed NQOs and will not receive preferential treatment under the Code. Upon exercise, shares will be issued upon payment of the exercise price in cash, by delivery of shares of Common Stock, by delivery of options or a combination of any of these methods. In order for grants under the 1999 Plan to be treated as ISOs, the Plan must be approved by the shareholders of the Company. Such approval is being sought at the Meeting of Shareholders in connection with which this Proxy Statement is being distributed. However, if such approval is not received within 12 months of the Board's adoption of the Plan, the terms of the Plan provide that all grants under the 1999 Plan that have already been made will become NQOs.

      Option information for fiscal 1999 relating to the Named Officers is set forth below:

                          Option Grants in Fiscal 1999

                                 Number of Shares
                                  of Common Stock       Percentage of Total
                                    Underlying           Options Granted to
                                Options Granted in           Employees in
      Name                             1999                     1999            Exercise Price      Expiration Date
      ----                             ----                     ----            --------------      ---------------
      John P. Yeros                 1,250,000                   34.4                  $.26               8/16/09

      John R. Prufeta                  25,000(1)                 0.7                  $.55               4/21/02
                                      500,000                   13.7                  $.26               8/16/09
                                      400,000                   11.0                  $.50              10/14/09

      David R. Pfeil                  100,000                    2.7                  $.55               4/21/02
                                      500,000                   13.7                  $.26               8/16/09
                                      200,000                    5.5                  $.50              10/14/09

      David Kinsella                  200,000                    5.5                  $.25               3/19/09
                                      250,000                    6.9                  $.26               8/16/09

      -----------
       (1) These options, covering 25,000 shares of Common Stock, were granted to a company that is an affiliate of Mr. Prufeta for executive search services.

               Option Exercises and Year-End Values in Fiscal 1999

                                                              Number of Shares            Value of Unexercised
                                                           Underlying Unexercised         In-the-Money Options
                                                           Options at Year-End             at Year-End (1)
                            Shares          Value       ----------------------------   ---------------------------
      Name                Exercised       Realized      Exercisable    Unexercisable   Exercisable   Unexercisable
      ----                ---------       --------      -----------    -------------   -----------   -------------
      John P. Yeros           0               0          2,309,768        700,000      $6,221,362      $1,918,000
      John R. Prufeta         0               0            137,500 (2)    787,500      $  369,500      $2,061,750
      David R. Pfeil          0               0            350,000        450,000      $  930,000      $1,185,000
      David Kinsella          0               0            422,500        187,500      $1,133,750      $  513,750

      --------------
       (1) The dollar values are calculated by determining the difference between $3.00 per share, the fair market value of the Common Stock at December 31, 1999, and the exercise price of the respective options.

       (2) Options covering 25,000 of these shares were granted to a company that is an affiliate of Mr. Prufeta for executive search services.

      The Company has no retirement, pension or profit-sharing program for the benefit of its directors, executive officers or other employees, although the Company does maintain a 401(k) Plan for participation by all employees, including executive officers, for contributions by employees, but with no matching by the Company. In the future, the Board of Directors may recommend one or more such programs for adoption by the Company.

Employment Agreements.

      During 1999, Mr. Yeros' employment was pursuant to a five-year Employment Agreement, which would have terminated on December 31, 2001. Such Employment Agreement provided for Mr. Yeros to receive a minimum annual salary of $165,000 for the fiscal 1997 year, and adjusted upwards at a minimum of 10% annually after 1997. Mr. Yeros agreed to reduce his salary for fiscal 1997 to $142,000. On March 1, 2000, this employment agreement was terminated by mutual agreement and Mr. Yeros resigned as President, Chairman of the Board and a Director of the Company. At the same time, Mr. Yeros and the Company entered into a Consulting Agreement with a term that ends on December 31, 2001, and retains Mr. Yeros' services for the Company, on a part-time basis, to undertake special projects from time to time as directed by the Company's President and CEO. Mr. Yeros will be compensated at the same levels provided for in the terminated employment agreement during the term of the Consulting Agreement.

      Mr. Prufeta's Employment Agreement, which has an initial term of two years, ending on January 31, 2002, provides that he will be compensated at the base salary of $120,000 annually, plus a commission of 2.5% of certain gross revenue of the Company, subject to certain exclusions. He will hold the positions of President and Chief Executive Officer and report to the Board of Directors. Pursuant to his Employment Agreement, Mr. Prufeta has been granted options to purchase 400,000 shares of Common Stock at $.50 per share, and 600,000 shares of Common Stock at $4.97 per share, which vest upon the occurrence of certain performance goals. His Employment Agreement provides for termination at any time by the employee with or without cause or by the Company with cause. The Employment Agreement is also subject to termination by the Company without cause after the initial one-year term, subject to the right of the employee to continue to receive compensation for 6 months. The Employment Agreement also contains a non-compete provision that extends for a period of one year after termination or resignation of the employee, as well as certain confidentiality provisions. The Employment Agreement contains provisions providing that, upon the occurrence of a "Triggering Event" (defined to include a change in ownership of 50% of the outstanding shares of the Company's Common Stock through a merger or otherwise) during the term of his employment, he will receive a lump sum payment equal to his then current year's base and bonus pay.

         Mr. Pfeil's Employment Agreement, which has an initial term of two years, ending on January 31, 2002, provides that he will be compensated at the base salary of $200,000 in 2000, and $220,000 in 2001. His Employment Agreement is with the Company's wholly-owned subsidiary, Cymedix Lynx Corporation, and he will hold the positions of President and Chief Operating Officer of the subsidiary. He will report to the subsidiary's Board of Directors and Chairman of the Board. Pursuant to his Employment Agreement, Mr. Pfeil has been granted options to purchase 200,000 shares of the Company's Common Stock at $.50 per share, which vest upon the occurrence of certain performance goals. His Employment Agreement provides for termination at any time by the employee with or without cause or by the Company with cause. The Employment Agreement is also subject to termination by the Company without cause after the initial one-year term, subject to the right of the employee to continue to receive compensation for 6 months. The Employment Agreement also contains a non-compete provision that extends for a period of one year after termination or resignation of the employee, as well as certain confidentiality provisions. The Employment
Agreement contains provisions providing that, upon the occurrence of a "Triggering Event" (defined to include a change in ownership of 50% of the outstanding shares of the Company's Common Stock through a merger or otherwise) during the term of his employment, he will receive a lump sum payment equal to his then current year's base and bonus pay.

      Ms. Minicucci's Employment Agreement, which has an initial term of two years, ending on March 1, 2002, provides that she will be compensated at the salary of $200,000 annually. She will hold the position of Executive Vice President, Operations, and report to the President and CEO. Pursuant to her Employment Agreement, she has been granted options to purchase 400,000 shares of Common Stock at $4.97 per share, which vest over the 2-year term of his Employment Agreement. Her Employment Agreement provides for termination at any time by the employee with or without cause or by the Company with cause. The Employment Agreement is also subject to termination by the Company without cause after the initial one-year term, subject to the right of the employee to continue to receive compensation for 6 months. The Employment Agreement also contains a non-compete provision that extends for a period of one year after termination or resignation of the employee, as well as certain confidentiality provisions. The Employment Agreement contains provisions providing that, upon the occurrence of a "Triggering Event" (defined to include a change in ownership of 50% of the outstanding shares of the Company's Common Stock through a merger or otherwise) during the term of her employment, she will receive a lump sum payment equal to her then current year's base and bonus pay.

      Mr. Knepper's Employment Agreement, which has an initial term of two years, ending on March 7, 2002, provides that he will be compensated at the salary of $175,000 annually. He will hold the position of Senior Vice President for Mergers and Acquisitions, and report to the President and CEO. Pursuant to his Employment Agreement, he has been granted options to purchase 400,000 shares of Common Stock at $3.97 per share, which vest over one year from the beginning of his Employment Agreement. His Employment Agreement provides for termination at any time by the employee with or without cause or by the Company with cause. The Employment Agreement is also subject to termination by the Company without cause after the initial one-year term, subject to the right of the employee to continue to receive compensation for 6 months. The Employment Agreement also contains a non-compete provision that extends for a period of one year after termination or resignation of the employee, as well as certain confidentiality provisions. The Employment Agreement contains provisions providing that, upon the occurrence of a "Triggering Event" (defined to include a change in ownership of 50% of the outstanding shares of the Company's Common Stock through a merger or otherwise) during the term of his employment, he will receive a lump sum payment equal to his then current year's base and bonus pay.

      Mr. Ellacott's Employment Agreement, which has an initial term of two years, ending on March 1, 2002, provides that he will be compensated at the salary of $150,000 annually. He will hold the position of Senior Vice President, Business Development. Pursuant to his Employment Agreement, he has been granted options to purchase 150,000 shares of Common Stock at $3.97 per share, which vest over the 2-year term of his Employment Agreement. His Employment Agreement provided for termination at any time by the employee with or without cause or by the Company with cause. The Employment Agreement is also subject to termination by the Company without cause, subject to the right of the employee to continue to receive compensation for 6 months. The Employment Agreement also contains a non-compete provision that extends for a period of one year after termination or resignation of the employee, as well as certain confidentiality provisions.

      Mr. Kinsella's Employment Agreement, which had an initial term of two years, ending on September 30, 2001, provided that he be compensated at the salary of $100,000 annually. He held the position of Chief Accounting Officer, and reported to the President and CEO. His Employment Agreement provided for termination at any time by the employee with or without cause or by the Company with cause. The Employment Agreement was also subject to termination by the Company without cause after the initial one-year term, subject to the right of the employee to continue to receive compensation for 3 months. The Employment Agreement also contained a non-compete provision that extends for a period of one year after termination or resignation of the employee, as well as certain confidentiality provisions. Mr. Kinsella resigned from his positions and employment with the Company effective April 7, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of Common Stock as of June 2, 2000 by (i) each person known by the Company to own beneficially more than 5 % of the outstanding shares of Common Stock, (ii) each director, named executive officer and (iii) all executive officers and directors as a group. On such date, we had 43,584,446 shares of Common Stock outstanding. Shares not outstanding but deemed beneficial1y owned by virtue of the right of any individual to acquire shares within 60 days are treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Each person has sole voting and investment power with respect to the shares shown, except as noted.

      Name and Address                                   Number of Shares                      Percentage of Class
      ----------------                                   ----------------                      -------------------
      John P. Yeros                                        2,912,762(1)                               6.4%
      9763 S. Tall Grass Circle
      Lone Tree, Colorado

      John R. Prufeta                                      1,173,000(2)                               2.6%
      305 Madison Avenue
      New York, New York

      David R. Pfeil                                        410,400(3)                                0.9%
      72 Brunswick Woods Drive
      East Brunswick, New Jersey

      John T. Lane                                          550,000(4)                                1.3%
      94 Sixth Street
      Garden City, New Jersey

      Dr. David B. Skinner                                  200,000(5)                                0.5%
      525 East 68th Street
      New York, New York

      Samuel H. Havens                                      200,000(5)                                0.5%
      58 Winged Foot Drive
      Livingston, New Jersey

      Joan E. Herman                                             _                                      0%
      One Wellpoint Way
      Thousand Oaks, California

      Patricia A. Minicucci                                 100,000(5)                                0.2%
      305 Madison Avenue
      New York, New York

      Michael W. Knepper                                    230,000(6)                                0.5%
      305 Madison Avenue
      New York, New York

      Brian R. Ellacott                                      62,500(5)                                0.1%
      101 Village Parkway
      Building One
      Marietta, Georgia

      All directors and executive officers                   2,925,900                                6.2%
      as a group (9 persons)

      -------------------
      (1) Mr. Yeros owns 1,290,620 shares of Common Stock, with the remainder available upon the conversion or exercise of convertible preferred stock, warrants and options beneficially owned by him, including 25 shares of the Company's 1999 Series C Convertible Preferred Stock (1.25% of the outstanding shares of that class).

      (2) Mr. Prufeta owns 185,500 shares of Common Stock, with the remainder available upon the conversion or exercise of convertible preferred stock, warrants and options beneficially owned by him, including 100 shares of the Company's 1999 Series A Convertible Preferred Stock (33.33% of the outstanding shares of that class), 25 shares of the Company's 1999 Series C Convertible Preferred Stock (1.25% of the outstanding shares of that class), and options covering 25,000 shares of Common Stock held by an affiliate of Mr. Prufeta.

      (3) Mr. Pfeil owns 60,400 shares of Common Stock, with the remainder available upon the exercise of outstanding stock options.

      (4) All of Mr. Lane's beneficial holdings are available upon the conversion or exercise of convertible preferred stock, warrants and options held by him, including 50 shares of the Company's 1999 Series B Convertible Preferred Stock (2.73% of the outstanding shares of that class), and 25 shares of the Company's 1999 Series C Convertible Preferred Stock (1.25% of the outstanding shares of that class).

      (5) Represents shares of Common Stock available upon the exercise of outstanding options.

      (6) Mr. Knepper owns 30,000 shares of Common Stock, with the remainder available upon the exercise of options held by him.

                         CERTAIN BUSINESS RELATIONSHIPS

      We have adopted a policy that any transactions with directors or officers or any entities in which they are also officers or directors or in which they have a financial interest, will only be on terms that would be reached in an arms-length transaction, consistent with industry standards and approved by a majority of our disinterested directors. This policy provides that no such transaction by shall be either void or voidable solely because of such relationship or interest of such directors or officers or solely because such directors are present at the meeting of the Board of Directors or a committee thereof that approves such transaction or solely because their votes are counted for such purpose. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that approves such a transaction. We have also adopted a policy that any loans to officers, directors and 5% or more shareholders are subject to approval by a majority of the disinterested directors.

      Prior to being elected to our Board of Directors in 1999, Creative Management Services, Inc. ("CMS"), a company affiliated with Mr. John Prufeta, entered into agreements with us to provide executive search services and sales and marketing services to us. In connection with those agreements, we issued a 3-year option to acquire up to 25,000 shares of our Common Stock at an exercise price of $0.55 per share. We recorded Black/Scholes expense of approximately $13,000 related to the issuance of the option. We also paid such company $71,000 during 1999. In addition, for Mr. Prufeta's service to us as Chief Executive Officer, and the above services provided by the affiliated company we have accrued $100,000 as of December 31, 1999, and an additional $10,000 in 2000 in payments to such company, to be paid over 12 months. At the time Mr. Prufeta became a full-time employee of the Company, such agreements with CMS were terminated.

      Three of our executive officers, including Mr. Prufeta, are operating out the New York City offices of CMS. We have entered into an agreement with CMS to reimburse CMS for its rental costs of the space occupied by our employees, the amount of time certain clerical employees spend on matters for us, and the cost of utilities including telephone lines and charges that relate to us. CMS has agreed to provide us with secure storage space and communications facilities in order to protect the confidentiality of our business records. In addition, CMS will provide us with employee search services from time to time as appropriate, at its standard billing rates. CMS is a recognized provider of executive and employee search services to all areas of the health care industry.

      During 1999, we paid two companies affiliated with Mr. David Pfeil, approximately $135,000 for Mr. Pfeil's services, approximately $36,000 in reimbursements for his travel and related expenses, and approximately $113,000 for software development and web-site hosting and development services and purchases of computer equipment. As of December 31, 1999 we owed the two affiliated companies approximately $3,000.

      On March 15, 2000, our subsidiary, Cymedix Lynx Corporation, merged with Automated Design Concepts, Inc. ("ADC"), which had been wholly-owned by Mr. Pfeil. Mr. Pfeil received $100,000 in cash and 60,400 shares of our common stock valued at $300,000, as consideration for such acquisition. In connection with that acquisition, we leased certain office space used by the acquired business from Mr. Pfeil and his wife. The lease has a term two-year term ending February 28, 2002 and provides for rental payments at the rate of $1,000 per month. The operations acquired by the Company from him continue to be operated out of this office. Prior to the merger, the leased offices were used by ADC and another company owned by Mr. Pfeil, who moved from a consulting role to positions as President and Chief Operating Officer of Cymedix Lynx Corporation in connection with the merger.

      During  1999,  we  entered  into  an  agreement  with  Wellpoint  Pharmacy
Management ("WPM") to implement a pilot program for the introduction of Cymedix(R) software to healthcare providers identified by WPM. After the required testing of the software, the agreement provides for a production program to install the software broadly among WPM managed providers. The agreement provides that the Company will nominate a representative of WPM to be elected to the Company's Board of Directors, and granted warrants covering up to 6,000,000 shares of Common Stock, which vest upon the occurrence of certain performance criteria. The agreement provides for the grant of warrants covering 3,000,000 shares with an exercise price of $0.30 per share, and warrants covering 3,000,000 shares with an exercise price of $0.50 per share, all expiring five years from the date of grant. The warrants vest in 1,000,000 share increments. At June 2, 2000, warrants covering 1,000,000 shares had vested. The following table reflects the remaining performance criteria outlined in the agreement.

               Shares                                          Vesting Event
              ---------                                        -------------
              1,000,000                Completion of certain administrative performance criteria as defined
              1,000,000                25,000 total Providers in the Production Programs
              1,000,000                50,000 total Providers in the Production Programs
              1,000,000                75,000 total Providers in the Production Programs
              1,000,000                100,000 total Providers in the Production Programs

      We have entered into a consulting agreement with Mr. Samuel Havens, which provides that we pay Mr. Havens $5,000 per month for his consulting services in connection with our marketing efforts.

      During 1998, in connection with its acquisition of the predecessor Cymedix Corporation, the Company assumed an obligation to pay the law firm of Douglas Stahl, Esq., a former director of the Company, $82,127 in fees and reimbursements owed to it by Cymedix Corporation. During 1998, the Company paid $32,978 of those fees and fees for additional legal services to Mr. Stahl's firm. During 1999, the Company paid Mr. Stahl's firm $66,355.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers, and persons who own more than 10% of a registered class of a company's equity securities, to file with the U. S. Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely upon such reports, we believe that none of such persons failed to comply with the requirements of Section 16(a) during 1999, except for John Prufeta, who inadvertently omitted to list certain securities of the Company on his Firm 3. Such omission was later corrected.

        RATIFICATION AND APPROVAL OF THE COMPANY'S 1999 STOCK OPTION PLAN

      At a Board meeting on August 16, 1999, the Company's Board of Directors adopted its 1999 Stock Option Plan (the "Plan") to replace earlier stock incentive plans. The purposes of the Plan are to enable the Company to provide opportunities for certain employees to acquire a proprietary interest in the Company, to increase incentives for such persons to contribute to the Company's performance and further success, and to attract and retain individuals with exceptional business, managerial and administrative talents, who will contribute to the progress, growth and profitability of the Company. Employees will typically receive grants of incentive stock options for tax purposes, as described below. In addition, grants are made, from time to time, at the determination of the Compensation Committee or the Board of Directors, under the Plan to the Company's non-employee directors and consultants in order that the Company may attract, retain, and provide incentives to non-employee directors and consultants who will serve and advise the Company regarding the establishment and satisfaction of its long-term strategic objectives.

Non-employee directors and consultants may only be granted non-qualified stock options for tax purposes, as described below. The Plan, as adopted, did not require shareholder approval, except to gain the ability to grant incentive stock options to employees. Therefore, the Plan provides that if the shareholders do not approve the adoption of the Plan by the Board of Directors at the upcoming meeting, the grants that have been previously made will remain effective, however, they will be treated as non-qualified stock options for tax purposes, as described below.

      Currently, the Plan authorizes reservation of 10,000,000 shares of the Company's Common Stock for issuance under the Plan. As of June 2, 2000, grants had been made under the Plan covering 6,705,000 shares of the Company's Common Stock. As permitted by applicable law, the shareholder vote to approve the Plan may be obtained up to twelve months after such Board authorization. As of June 2, 2000, the total aggregate market value of the 10,000,000 shares that could be issued under the Plan was $20,000,000. As of June 2, 2000, the Company had issued 2,000,000 shares upon exercise of options under the Plan, had options covering 4,705,000 shares outstanding (of which options covering 2,200,000 had vested), and had 3,295,000 shares currently reserved for issuance under the Plan. As of June 2, 2000, outstanding options under the Plan were held by 14 employees or former employees, eight directors or former directors, and one former consultant of the Company. The exercise price of options granted under the Plan range from $0.25 to $4.97.

      The following table sets forth the Named Officers, current Executive Officers and directors who have been granted options under the Plan and the number of shares granted:

      Name and Position(1)                  Shares Covered by Option Grants (2)
      --------------------                  -----------------------------------
      John R. Prufeta                                   1,525,000 (4)

      David R. Pfeil                                      800,000 (4)

      David Kinsella(3)                                   250,000

      John P. Yeros(3)                                  1,250,000

      Current Executive Officers,
      as a Group(5 persons)                             3,275,000 (4)

      Current Non-Employee Directors,
      as a Group(4 persons)                               600,000

      Current Non-Executive Employees,
      as a Group(11 persons)                              355,000 (4)
      --------------
      (1) Each person's position with the Company is set forth earlier in this Proxy Statement.

      (2) The exercise price of all of these grants were made at or above the closing price of the Common Stock in its principal trading market on the date of the grant.

      (3) The person is no longer an employee, officer or director of the Company.

      (4) Not all of these options have vested. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

      Options granted under the Plan include both incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQOs"). Under the terms of the Plan, all officers and employees of the Company are eligible for ISOs. As of June 2, 2000, there were 42 eligible officers and employees. The Board of Directors or Compensation Committee determines in its discretion, which persons will receive ISOs, the applicable exercise price, vesting provisions and the exercise term thereof. The terms and conditions of each option grant may differ and are set forth in the optionee's individual stock option agreement. Such options generally vest over a period of several years and expire after up to ten years. The Plan provides that in no event shall the exercise price of either ISOs or NQOs be less than the fair market value per share of the Common Stock on the date of such grant. In order to qualify for certain preferential treatment under the Code, ISOs must satisfy the statutory requirements thereof. Options that fail to satisfy those requirements will be deemed NQOs and will not receive preferential treatment under the Code. Upon exercise, shares will be issued upon payment of the exercise price in cash, by delivery of shares of the Company's Common Stock, by delivery of options granted under the Employee Plan or a combination of any of these methods.

      The Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee is made up of two or more directors who are "Non-Employee Directors" as defined in Rule 16b-3 issued under the Securities Exchange Act of 1934 (the "Act"). The Committee may correct any defect, supply any omission, accelerate the vesting schedule of options already granted, or reconcile any inconsistency in the Plan or any stock option agreement, subject to the requirements of the Code. The Board, without further action of the shareholders of the Company, except as may be required by the Code or the American Stock Exchange listed company regulations, may at any time suspend or terminate the Plan in whole or in part or amend the Plan in such respects as the Board may deem appropriate and in the best interests of the Company, subject, however, to the rights of optionees with outstanding options. Any increase in the number of shares authorized to be issued under the Plan will be presented to shareholders for approval under the current requirements of the Code for ISOs.

      Optionees are not taxed on the grant (or generally on the exercise) of ISOs. The difference between the exercise price of an ISO and the fair market value of a share of Common Stock received upon the exercise of the ISO may be subject to the federal alternative minimum tax. If an optionee exercises an ISO and disposes of any shares of Common Stock received by such optionee as a result of such exercise within two years of the date of grant or within one year after the issuance of such shares to such optionee, the Company is entitled to a tax deduction and the optionee will be taxed, as ordinary income, on the lesser of the gain on sale or the difference between the exercise price and the fair market value of a share at the time of exercise. The optionee will also have a capital gain to the extent that the sale price exceeds the fair market value on the date of exercise. If the shares are not sold by the optionee before the end of those periods, the optionee will have a capital gain or capital loss upon sale of the shares to the extent that the sale price differs from the exercise price. No tax effect will result to the Company by reason of grant or exercise of ISOs, or upon the disposition of shares after expiration of two years from the date of grant or one year from the date of exercise.

      NQOs are not taxed upon grant. The optionee is taxed, as ordinary income, on the exercise of such option to the extent that the fair market value on the date of exercise exceeds the exercise price. The optionee's basis for determining capital gain or capital loss upon the sale of the shares is the higher of the fair market value on the date of exercise and the exercise price. The Company is entitled to a deduction equal to the ordinary income realized by the optionee upon the exercise of NQOS.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE RATIFICATION AND APPROVAL OF THE COMPANY'S 1999 STOCK OPTION PLAN. THE PLAN SHALL BE APPROVED IF A MAJORITY OF THE SHARES REPRESENTED AT THE ANNUAL MEETING VOTE IN FAVOR OF RATIFICATION AND APPROVAL OF THE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Denver accounting firm of Ehrhardt Keefe Steiner & Hottman PC, audited the Company's financial statements for the 1999 fiscal year and several prior fiscal years. That firm currently is serving as the Company's principal accounting advisers. However, the Company is currently evaluating its accounting needs and has not chosen an accounting firm to audit its 2000 financial statements. The Company's Board of Directors will authorize the appointment of such auditors upon the completion of management's evaluation. A representative of Ehrhardt Keefe Steiner & Hottman PC is expected to be present at the Annual Meeting, and will have the opportunity to make a statement if he desires, and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

      Management knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the person named in the enclosed form of Proxy will vote such Proxy in accordance with his judgment.

               ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

      A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, is enclosed herewith in the Company's Annual Report to Shareholders and additional copies thereof may be obtained by Shareholders, without charge, by written request to Investor Relations Department, Medix Resources, Inc., 7100 East Belleview Ave., Suite 301, Englewood, CO 80111


                                         By Order of the Board of Directors
June 16, 2000

Proxy Card

                              MEDIX RESOURCES, INC.
                       7100 East Belleview Ave., Suite 301
                            Englewood, Colorado 80111

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  July 26, 2000

      The undersigned hereby appoints each of John R. Prufeta and Patricia A. Minicucci, individually, as proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Company's 2000 Annual Meeting of Shareholders to be held on July 26, 2000 and at any adjournment(s) or postponement(s) thereof, all shares of the Common Stock, $.001 par value, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows:

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.  Election  of  Directors  [ ] FOR ALL  NOMINEES (except as indicated below)

                             [ ] WITHHOLD  AUTHORITY  to vote for all nominees

 Nominees:   Class 3(3 years) - John T. Lane and Dr. David B. Skinner
             Class 2(1 year ) - Joan E. Herman
             Class 1(2 years) - David R. Pfeil and Samuel H. Havens

 To withhold authority to vote for any individual nominee, write that individual's name in this space:

--------------------------------------------------------------------------

2. To ratify and approve of the Board of Directors' adoption of the Company's 1999 Stock Option Plan, authorizing the grant of options covering up 10 million
shares of the Company's common stock. [ ]For    [ ]Against    [ ]Abstain

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, hereby revoking any proxy or proxies heretofore given by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, AND 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. In the event any nominee listed below is unable or declines to serve as a director at the time of the Annual Meeting, this proxy will be voted for any nominee who shall be designated by the then Board of Directors to fill the vacancy.

Please sign exactly as name appears at left:

Signature:______________________________________

Signature (if held jointly):_________________________

Date: __________________________________________

When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.